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                                                                  Exhibit 10(b)

                            SALES MANAGEMENT CONTRACT

This contract, effective 11/01/97, is made this October 15th, 1997 between Steams & Lehman, Inc. (Manufacturer) and The Continental Group (TCG).

In consideration of the premises and mutual understandings herein contained, the manufacturer and TCG agree as follows:

1. All sales negotiations by TCG for the account of the manufacturer will be conducted in accordance with the prices, terms and conditions specified by the manufacturer.

2. TCG will appoint and/or manage brokers in all ageed upon geographical areas. The manufacturer will give final approval on all broker appointments.

3. The manufacturer has the right to make its own independent evaluation concerning the financial condition of the prospective customer in deciding whether or not to sell products to the prospective customer. TCG is not responsible for the collection of unpaid invoices to the manufacturer, however, will utilize all conscientious efforts through responsible broker to collect unpaid invoices.

4. TCG will act as an agent for the manufacturer. Neither TCG nor its employees shall be considered employees of the manufacturer. Neither party shall in any event be held liable or accountable for any obligations incurred by either party other than as specified in this contract. It is specifically understood that the respective businesses of each of the parties will be operated separate and apart from each other.

5. The manufacturer agrees to protect, defend, hold harmless, and indemnify TCG from and against any and all claims, actions, liabilities, losses, costs, and expenses arising out of any actual or alleged death, injury, sickness or disease of any person, damage to any property or any other damage or loss, by whomever suffered, resulting, or claimed result, in whole or in part, from any actual or alleged defect in any products sold by the manufacturer through TCG in such transaction. The term "defect in any products" as used in this agreement, shall include, but not be limited to, any actual or alleged failure of said products to comply with specifications, or with any express or implied warranty of the seller, or arising out of any actual or alleged violation by such products, its manufacture, possession, or sale, of any law, statute, ordinance or governmental order, rule or regulations.

6. Stearns & Lehman, Inc. shall pay services herein by TCG, a monthly fee of $1,000 per month, paid in two installments of $500.00 on the 15th and 30th of the month, beginning November 15th, 1997. In additiona, TCG will be paid a commission of 2% for all paid new branded business, defmed as increased dollar amounts over the same time period of previous year as detailed in Schedule A, and 3% on all paid new private label business generated by TCG.

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Contract
Page Two


7. Specific geographical contracts will be made between the manufacturer and the appointed broker for that area. It will be the responsibility of the manufacturer to pay brokerage to all appointed brokers.

8. This contract contains the entire agreement between the manufacturer and TCG with respect to the subject matter contained in this contract and supersedes any prior negotiations, agreements or understandings.

9. This agreement will be construed in accordance with and governed by the law of the State of Ohio.

10. Following the 180 day trial period (Nov. 1 - April 30, 1998), this agreement will continue in effect from year to year. The agreement can only be terminated with ninety (90) days written notice.

In witness whereof, the parties hereto have executed this contract as of the day and year first written above.

By:    /s/ Phyllis Thomas              Stearns & Lehman, Inc.
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Title: National Sales Manager

By:    /s/ Priscella Berndt            The Continental Group
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Title: Partner

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EXHIBIT A


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PRINCIPAL:                  STEARNS & LEHMAN
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PRODUCTS:                   Flavor-Mate Beverage Flavors
---------                   Flavor-Mate Syrups, Granitas
                            Senza Syrups when owned bv S & L
                            San Marino Syrups when owned by S & L
                            Grandma's Choice Extracts & Flavorings
                            Soph Nibbles Dip Mixes
                            My Hero Submarine Dressings


TERRITORY:                  NATIONALLY
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CLASSES OF TRADE:           DSD Distributors ** and others as per agreement
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                            **  otherwise defined as Supermarket Distributors


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By:    /s/ Phyllis Thomas              Stearns & Lehman, Inc.
    ------------------------------
Title: National Sales Manager

By:    /s/ Priscella Berndt            The Continental Group
    ------------------------------
Title: Partner

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